Exhibit 5.1

July 15, 2010

Genesis Energy, L.P.

919 Milam, Suite 2100

Houston, Texas 77002

Re:	Genesis Energy, L.P.
Registration Statement Form S-3

Ladies and Gentlemen:

We have acted as counsel to Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), in connection with the registration, pursuant to a registration statement on Form S-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of one or more classes or series of equity securities of the Partnership having an aggregate offering price not to exceed $750,000,000 (the “Equity Securities”), consisting of (a) common units (the “Common Units”) representing limited partnership interests in the Partnership, (b) preferred securities (the “Preferred Securities”) representing limited partnership interests in the Partnership, (c) subordinated securities (the “Subordinated Securities” and, together with the Common Units and the Preferred Securities, the “LP Equity Securities”) representing limited partnership interests in the Partnership, (d) the Partnership’s options to purchase LP Equity Securities (the “Options”), (e) the Partnership’s warrants to purchase LP Equity Securities (the “Warrants”), and (f) the Partnership’s rights to purchase LP Equity Securities (the “Rights”), or any combination of the foregoing, each on terms to be determined at the time of each offering. We have examined originals or certified copies of the agreement of limited partnership of the Partnership as in effect on the date hereof (the “Partnership Agreement”) and such other partnership records of the Partnership and other certificates and documents of officials of the Partnership, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the general partner of the Partnership, all of which we assume to be true, correct and complete. This opinion is being furnished at the request of the Partnership and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

Genesis Energy, L.P.

July 15, 2010

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1.	With respect to Equity Securities constituting Common Units, when (i) the Partnership has taken all necessary action to authorize and approve the issuance of such Common Units, the terms of the offering thereof and related matters and (ii) such Common Units have been duly issued and delivered, with certificates representing such Common Units having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the register of Common Units of the Partnership, in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement or, if such Common Units are issuable upon exchange, conversion or exercise of Preferred Securities or Subordinated Securities, the applicable certificate of designations therefor to the extent required under the Delaware LP Act (defined below), or if such Common Units are issuable upon the exercise of Equity Securities constituting Options, the applicable Option Agreement (defined below) therefor, or if such Common Units are issuable upon exercise of Equity Securities constituting Warrants, the applicable Warrant Agreement (defined below) therefor, or if such Common Units are issuable pursuant to Rights, the applicable Rights Agreement (defined below) therefor, against payment (or delivery) of the consideration therefor provided therein, such Common Units (including any Common Units duly issued (a) upon exchange or conversion of any Equity Securities constituting Preferred Securities or Subordinated Securities that are exchangeable for or convertible into Common Units, (b) upon exercise of any Equity Securities constituting Options or Warrants that are exercisable for Common Units, or (c) pursuant to any Equity Securities constituting Rights providing for the purchase of Common Units), will have been duly authorized in accordance with the Partnership Agreement and validly issued and will be fully paid (to the extent required under the Partnership Agreement) and non-assessable (except for such exceptions to such non-assessability as may be described in the Registration Statement under “Description of Our Equity Securities—Our Common Units—Limited Liability” or otherwise in the Prospectus or Prospectus Supplement thereto or as may be specified in paragraph (B) below).

2.

With respect to Equity Securities constituting Preferred Securities, when (i) the Partnership has taken all necessary action to authorize and approve the issuance of such Preferred Securities, the terms of the offering thereof and related matters, (ii) the Partnership has taken all necessary action to designate and establish the terms of such Preferred Securities and has caused a certificate of designations with respect to such Preferred Securities to be prepared and filed with the Secretary of State of the State of Delaware to the extent required under the Delaware LP Act,

Genesis Energy, L.P.

July 15, 2010

and (iii) such Preferred Securities have been duly issued and delivered, with certificates representing such Preferred Securities having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the register of Preferred Securities of the Partnership, in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement or, if such Preferred Securities are issuable upon the exercise of Equity Securities constituting Options, the applicable Option Agreement therefor, or if such Preferred Securities are issuable upon exercise of Equity Securities constituting Warrants, the applicable Warrant Agreement therefor, or if such Preferred Securities are issuable pursuant to Rights, the applicable Rights Agreement therefor, against payment (or delivery) of the consideration therefor provided therein, such Preferred Securities (including any Preferred Securities duly issued (a) upon exercise of any Equity Securities constituting Options or Warrants that are exercisable for Preferred Securities or (b) pursuant to any Equity Securities constituting Rights providing for the purchase of Preferred Securities), will have been duly authorized in accordance with the Partnership Agreement and validly issued and will be fully paid (to the extent required under the Partnership Agreement) and non-assessable (except for such exceptions to such non-assessability as may be specified in paragraph (B) below).

3.

With respect to Equity Securities constituting Subordinated Securities, when (i) the Partnership has taken all necessary action to authorize and approve the issuance of such Subordinated Securities, the terms of the offering thereof and related matters, (ii) the Partnership has taken all necessary action to designate and establish the terms of such Subordinated Securities and has caused a certificate of designations with respect to such Subordinated Securities to be prepared and filed with the Secretary of State of the State of Delaware to the extent required under the Delaware LP Act, and (iii) such Subordinated Securities have been duly issued and delivered, with certificates representing such Subordinated Securities having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the register of Subordinated Securities of the Partnership, in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement or, if such Subordinated Securities are issuable upon the exercise of Equity Securities constituting Options, the applicable Option Agreement therefor, or if such Subordinated Securities are issuable upon exercise of Equity Securities constituting Warrants, the applicable Warrant Agreement therefor, or if such Subordinated Securities are issuable pursuant to Rights, the applicable Rights Agreement therefor, against payment (or delivery) of the consideration therefor provided therein, such Subordinated Securities (including any Subordinated Securities duly issued (a) upon exercise of any Equity

Genesis Energy, L.P.

July 15, 2010

Securities constituting Options or Warrants that are exercisable for Subordinated Securities or (b) pursuant to any Equity Securities constituting Rights providing for the purchase of Subordinated Securities), will have been duly authorized in accordance with the Partnership Agreement and validly issued and will be fully paid (to the extent required under the Partnership Agreement) and non-assessable (except for such exceptions to such non-assessability as may be specified in paragraph (B) below).

4.	With respect to Equity Securities constituting Options, when (i) the Partnership has taken all necessary action to authorize and approve the issuance of such Options, the terms of the offering thereof and related matters and (ii) such Options have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Option Agreement and such authorization and approval related to such Options and the terms of the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Options will have been duly authorized in accordance with the Partnership Agreement and will be valid and binding obligations of the Partnership.

5.	With respect to Equity Securities constituting Warrants, when (i) the Partnership has taken all necessary action to authorize and approve the issuance of such Warrants, the terms of the offering thereof and related matters and (ii) such Warrants have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Warrant Agreement and such authorization and approval related to such Warrants and the terms of the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Warrants will have been duly authorized in accordance with the Partnership Agreement and will be valid and binding obligations of the Partnership.

6.	With respect to Equity Securities constituting Rights, when (i) the Partnership has taken all necessary action to authorize and approve the issuance of such Rights, the terms of the offering thereof and related matters and (ii) such Rights have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Rights Agreement and such authorization and approval related to such Rights and the terms of the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Rights will have been duly authorized in accordance with the Partnership Agreement and will be valid and binding obligations of the Partnership.

Genesis Energy, L.P.

July 15, 2010

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

(A)

We have assumed that, in the case of each offering and sale of Equity Securities, (i) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective under the Act and such effectiveness shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Equity Securities; (iii) such Equity Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) unless such Equity Securities constitute (a) Common Units issuable upon exchange or conversion of Equity Securities constituting Preferred Securities or Subordinated Securities, (b) LP Equity Securities issuable upon exercise of Equity Securities constituting Warrants or Options or (c) LP Equity Securities issuable upon purchase pursuant to Equity Securities constituting Rights, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Equity Securities will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; (v) at the time of the issuance of such Equity Securities, (a) the Partnership will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of formation, (b) the Partnership will have the necessary partnership power and due authorization and (c) the Partnership Agreement and the organizational or charter documents of general partner of the Partnership will be in full force and effect and will not have been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof; (vi) the terms of such Equity Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the Partnership Agreement or other organizational document of the Partnership, and the terms of such Equity Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of any applicable law, regulation or administrative order or any agreement or instrument binding upon the Partnership and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body (including any stock exchange on which the Partnership’s equity securities are listed for trading) having jurisdiction over the Partnership and, if such Equity Securities constitute Options, in conformity with the applicable Option Agreement therefor and the applicable authorization and approval of the Partnership relating to such Options and, if such Equity Securities constitute Warrants, in conformity with the applicable Warrant Agreement therefor and the applicable authorization and

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July 15, 2010

approval of the Partnership relating to such Warrants and, if such Equity Securities constitute Rights, in conformity with the applicable Rights Agreement therefor and the applicable authorization and approval of the Partnership related to such Rights; (vii) if such Equity Securities constitute Common Units in respect of underlying Preferred Securities or Subordinated Securities, (a) sufficient LP Equity Securities, as applicable, will be authorized for issuance under the Partnership Agreement that have not otherwise been issued or reserved for issuance and (b) the consideration for the issuance and sale of such LP Equity Securities established by the general partner of the Partnership and provided for in the applicable definitive purchase, underwriting or similar agreement (or, if (A) such Common Units are issuable upon exchange or conversion of Equity Securities constituting Preferred Securities or Subordinated Securities, the certificate of designations therefor to the extent required under the Delaware LP Act; (B) such LP Equity Securities are issuable upon exercise of Equity Securities constituting Options, the applicable Option Agreement therefor; (C) such LP Equity Securities are issuable upon exercise of Equity Securities constituting Warrants, the applicable Warrant Agreement therefor; or (D) such LP Equity Securities are issuable upon purchase pursuant to Equity Securities constituting Rights, the applicable Rights Agreement therefor) will not violate the terms of the Partnership Agreement or the Delaware LP Act; (viii) if (a) such Equity Securities constitute Common Units issuable upon exchange or conversion of Equity Securities constituting Preferred Securities, the action with respect to such Preferred Securities referred to in paragraph 2 above will have been taken, (b) such Equity Securities constitute Common Units issuable upon exchange or conversion of Equity Securities constituting Subordinated Securities, the action with respect to such Subordinated Securities referred to in paragraph 3 above will have been taken, (c) such Equity Securities constitute LP Equity Securities issuable upon exercise of Equity Securities constituting Options, the action with respect to such Options referred to in paragraph 4 above will have been taken, (d) such Equity Securities constitute LP Equity Securities issuable upon exercise of Equity Securities constituting Warrants, the action with respect to such Warrants referred to in paragraph 5 above will have been taken, or (e) such Equity Securities constitute LP Equity Securities issuable under Equity Securities constituting Rights, the action with respect to such Rights referred to in paragraph 6 above will have been taken; (ix) if (a) such Equity Securities constitute Preferred Securities or Subordinated Securities that are exchangeable for or convertible into Equity Securities constituting Common Units, the Partnership will have taken all necessary action to authorize and approve the issuance of such Common Units upon exchange or conversion of such Preferred Securities or Subordinated Securities, as applicable, the terms of such exchange or conversion and related matters and to reserve such Common Units for issuance upon such exchange or conversion, (b) such Equity Securities constitute Options that are

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July 15, 2010

exercisable for Equity Securities constituting LP Equity Securities, the Partnership will have taken all necessary action to authorize and approve the issuance of such LP Equity Securities, as applicable, upon the exercise of such Options (including, in the case of Preferred Securities or Subordinated Securities, the filing of a certificate of designations with respect to such Preferred Securities or Subordinated Securities with the Secretary of State of the State of Delaware to the extent required under the Delaware LP Act), the terms of such exercise and related matters and to reserve such LP Equity Securities for issuance upon exercise, (c) such Equity Securities constitute Warrants that are exercisable for Equity Securities constituting LP Equity Securities, the Partnership will have taken all necessary action to authorize and approve the issuance of such LP Equity Securities, as applicable, upon the exercise of such Warrants (including, in the case of Preferred Securities or Subordinated Securities, the filing of a certificate of designations with respect to such Preferred Securities or Subordinated Securities with the Secretary of State of the State of Delaware to the extent required under the Delaware LP Act), the terms of such exercise and related matters and to reserve such LP Equity Securities for issuance upon exercise, or (d) such Equity Securities constitute Rights providing for the purchase of Equity Securities constituting LP Equity Securities, the Partnership will have taken all necessary action to authorize and approve the issuance of such LP Equity Securities, as applicable, upon the exercise of such Rights (including, in the case of Preferred Securities or Subordinated Securities, the filing of a certificate of designations with respect to such Preferred Securities or Subordinated Securities with the Secretary of State of the State of Delaware to the extent required under the Delaware LP Act), the terms of such exercise and related matters and to reserve such LP Equity Securities for issuance upon purchase; (x) if such Equity Securities constitute Options, an option agreement (the “Option Agreement”) related to such Options and not including any provision that is unforceable against the Partnership will have been duly authorized, executed and delivered by the Partnership and a bank or trust company to be selected by the Partnership, as option agent; (xi) if such Equity Securities constitute Warrants, a warrant agreement (the “Warrant Agreement”) related to such Warrants and not including any provision that is unforceable against the Partnership will have been duly authorized, executed and delivered by the Partnership and a bank or trust company to be selected by the Partnership, as warrant agent; (xii) if such Equity Securities constitute Rights, a rights agreement (the “Rights Agreement” and, together with the Option Agreement and the Warrant Agreement, an “Instrument”) related to such Rights and not including any provision that is unforceable against the Partnership will have been duly authorized, executed and delivered by the Partnership and a bank or trust company to be selected by the Partnership, as rights agent; and (xiii) if such Equity Securities constitute Options, Warrants or Rights, the applicable

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July 15, 2010

Instrument will constitute the legal, valid and binding obligation of each party thereto other than the Partnership, enforceable against such party in accordance with its terms.

(B)	The opinions set forth in this letter are subject to the qualification that (i) under Section 17-303(a) of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), a limited partner who participates in the “control,” within the meaning of the Delaware LP Act, of the business of a partnership or takes action which constitutes “control” may be held personally liable for such partnership’s obligations under the Delaware LP Act to the same extent as a general partner and (ii) under Sections 17-303 and 17-607 of the Delaware LP Act, a limited partner who (x) receives a distribution that, at the time of distribution and after giving effect to the distribution, causes all liabilities of the Partnership, other than liabilities to partners on account of their partnership interests and non-recourse liabilities, to exceed the fair value of the assets of the limited partnership (except the fair value of property subject to a liability for which the recourse of creditors is limited, which property shall be included in the assets of the limited partnership only to the extent that the fair value of such property exceeds such liability) and (y) knew at the time of such distribution that the distribution was in violation of the Delaware LP Act shall be liable to the limited partnership for the amount of the distribution for three years from the date of the distribution.

(C)	We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal Laws of the United States; (ii) the Delaware LP Act; and (iii) the Limited Liability Company Act of the State of Delaware.

(D)	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

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Genesis Energy, L.P.

July 15, 2010

Signature Page

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this letter as an exhibit to the Registration Statement.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.